Exhibit 99.1

TD SYNNEX Reports Fiscal 2024 First Quarter Results; Announces New $2B Share Repurchase Authorization
•Revenue of $14.0 billion, within our outlook of $14.0 - $14.7 billion.
•Non-GAAP gross billings(1) of $19.3 billion, within our outlook of $19.0 - $20.0 billion.
•Gross margin and non-GAAP gross margin(1) of 7.20%, up 57 bps and 52 bps, respectively, from the prior fiscal first quarter.
•Net income of $172 million, and non-GAAP net income(1) of $266 million.
•Diluted earnings per share (“EPS”) of $1.93, and non-GAAP diluted EPS(1) of $2.99, at the upper end of our outlook.
•Cash provided by operations of $385 million and free cash flow(1) of $344 million, compared to cash used in operations of $103 million and free cash flow(1) of negative $140 million in the prior fiscal first quarter.
•Returned $235 million to shareholders in the fiscal first quarter in the form of $199 million of share repurchases and $36 million in dividends, representing a 59% increase from the prior fiscal first quarter.
•Board of Directors approved a new $2 billion share repurchase authorization, supplementing the existing program, of which approximately $197 million remains.
•Announced a quarterly cash dividend of $0.40 per common share, up 14% from the prior fiscal year.

FREMONT, CA and CLEARWATER, FL, March 26, 2024 – TD SYNNEX (NYSE: SNX) today announced financial results for the fiscal first quarter ended February 29, 2024.
Consolidated Financial Highlights for the Fiscal 2024 First Quarter:

	Q1 FY24	Q1 FY23	Net Change from Q1 FY23
Revenue ($M)	$13,975.3	$15,125.4	(7.6)%
Non-GAAP gross billings ($M)(1)	$19,266.7	$20,202.2	(4.6)%
Gross profit ($M)	$1,005.8	$1,003.6	0.2%
Non-GAAP gross profit ($M)(1)	$1,005.8	$1,011.0	(0.5)%
Gross margin	7.20%	6.63%	57 bps
Non-GAAP gross margin(1)	7.20%	6.68%	52 bps
Operating income ($M)	$302.6	$298.2	1.5%
Non-GAAP operating income ($M)(1)	$424.6	$442.9	(4.1)%
Operating margin	2.17%	1.97%	20 bps
Non-GAAP operating margin(1)	3.04%	2.93%	11 bps
Net income ($M)	$172.1	$167.0	3.1%
Non-GAAP net income ($M)(1)	$266.2	$279.2	(4.7)%
Diluted EPS	$1.93	$1.75	10.3%
Non-GAAP Diluted EPS(1)	$2.99	$2.93	2.1%
“We generated strong results in our fiscal first quarter, driven by our expansive portfolio and an improving IT demand environment. This resulted in record margins, EPS at the upper end of our expectations, healthy free cash flow and robust capital returned to shareholders,” said Rich Hume, CEO of TD SYNNEX. “We are leveraging our strong relationships across the business partner ecosystem along with our robust core and strategic technology portfolios to accelerate growth for our partners, while continuing to produce strong returns for our shareholders.”

Consolidated Fiscal 2024 First Quarter Highlights
•Revenue was $14.0 billion, compared to $15.1 billion in the prior fiscal first quarter, representing a decrease of 7.6% and within our outlook. On a constant currency(1) basis, revenue decreased by 8.3% compared to the prior fiscal first quarter. A greater percentage of our revenue was presented on a net basis, which negatively impacted our revenue compared to the prior fiscal first quarter by approximately 3%.
•Non-GAAP gross billings(1) were $19.3 billion, compared to $20.2 billion in the prior fiscal first quarter.
•Gross profit was $1,006 million, compared to $1,004 million in the prior fiscal first quarter. Non-GAAP gross profit(1) was $1,006 million, compared to $1,011 million in the prior fiscal first quarter.
•Gross margin was 7.2%, compared to 6.6% in the prior fiscal first quarter. Non-GAAP gross margin(1) was 7.2%, compared to 6.7% in the prior fiscal first quarter. The presentation of additional revenues on a net basis positively impacted our gross margin and non-GAAP gross margin(1) by approximately 23 basis points.
•Operating income was $303 million, compared to $298 million in the prior fiscal first quarter. Non-GAAP operating income(1) was $425 million, compared to $443 million in the prior fiscal first quarter.
•Operating margin was 2.2%, compared to 2.0% in the prior fiscal first quarter. Non-GAAP operating margin(1) was 3.0%, compared to 2.9% in the prior fiscal first quarter.
•Diluted EPS was $1.93, compared to $1.75 in the prior fiscal first quarter. Non-GAAP diluted EPS(1) was $2.99, compared to $2.93 in the prior fiscal first quarter, at the upper end of our outlook.
•Cash provided by operations of $385 million, and free cash flow(1) of $344 million, compared to cash used in operations of $103 million and free cash flow(1) of negative $140 million in the prior fiscal first quarter.
•We returned $235 million to shareholders in the form of share repurchases and dividends, up 59% from the prior fiscal first quarter.
Regional Fiscal 2024 First Quarter Highlights
•Americas:
◦Revenue was $7.9 billion, compared to $8.6 billion in the prior fiscal first quarter, representing a decrease of 8.5%. On a constant currency(1) basis, revenue decreased by 8.6% compared to the prior fiscal first quarter. A greater percentage of our revenue was presented on a net basis, which negatively impacted our revenue compared to the prior fiscal first quarter by approximately 4%.
◦Non-GAAP gross billings(1) were $11.5 billion, compared to $12.0 billion in the prior fiscal first quarter, representing a decrease of 4.5%.
◦Operating income was $160 million, compared to $180 million in the prior fiscal first quarter. Non-GAAP operating income(1) was $240 million, compared to $266 million in the prior fiscal first quarter.
◦Operating margin was 2.0%, compared to 2.1% in the prior fiscal first quarter. Non-GAAP operating margin(1) was 3.0%, compared to 3.1% in the prior fiscal first quarter.
•Europe:
◦Revenue was $5.1 billion, compared to $5.5 billion in the prior fiscal first quarter, representing a decrease of 7.3%. On a constant currency(1) basis, revenue decreased by 9.5% compared to the prior fiscal first quarter. A greater percentage of our revenue was presented on a net basis, which negatively impacted our revenue compared to the prior fiscal first quarter by approximately 2%.
◦Non-GAAP gross billings(1) were $6.6 billion, compared to $7.0 billion in the prior fiscal first quarter, representing a decrease of 5.4%.
◦Operating income was $108 million, compared to $88 million in the prior fiscal first quarter. Non-GAAP operating income(1) was $148 million, compared to $143 million in the prior fiscal first quarter.
◦Operating margin was 2.1%, compared to 1.6% in the prior fiscal first quarter. Non-GAAP operating margin(1) was 2.9%, compared to 2.6% in the prior fiscal first quarter.

•Asia-Pacific and Japan:
◦Revenue was $955 million, compared to $966 million in the prior fiscal first quarter, representing a decrease of 1.2%. On a constant currency(1) basis, revenue increased by 1.7% compared to the prior fiscal first quarter.
◦Non-GAAP gross billings(1) were $1,159 million, compared to $1,177 million in the prior fiscal first quarter, representing a decrease of 1.6%.
◦Operating income was $35 million, compared to $30 million in the prior fiscal first quarter. Non-GAAP operating income(1) was $36 million, compared to $33 million in the prior fiscal first quarter.
◦Operating margin was 3.6%, compared to 3.2% in the prior fiscal first quarter. Non-GAAP operating margin(1) was 3.8%, compared to 3.4% in the prior fiscal first quarter.
Fiscal 2024 Second Quarter Outlook
The following statements are based on TD SYNNEX’s current expectations for the fiscal 2024 second quarter. These statements are forward-looking and actual results may differ materially. Non-GAAP gross billings(1) include the impact of costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts, and the remaining non-GAAP financial measures exclude the impact of acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation, and the related tax effects thereon.

Q2 2024 Outlook
Revenue	$13.3 - $14.9 billion
Non-GAAP gross billings(1)	$18.4 - $19.6 billion
Net income	$139 - $183 million
Non-GAAP net income(1)	$219 - $263 million
Diluted earnings per share	$1.59 - $2.09
Non-GAAP diluted earnings per share(1)	$2.50 - $3.00
Estimated outstanding diluted weighted average shares	86.8 million
Share Repurchase Announcement
The TD SYNNEX Board of Directors has approved a share repurchase program of up to $2 billion of its common stock, supplementing the existing program of which approximately $197 million remains. Stock repurchases may be made at management's discretion from time to time through open market or privately negotiated transactions, including pursuant to one or more Rule 10b5-1 trading plans adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

Dividend
TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.40 per common share. The dividend is payable on April 26, 2024 to stockholders of record as of the close of business on April 12, 2024.
Conference Call and Webcast
TD SYNNEX will host a conference call today to discuss the 2024 fiscal first quarter results at 6:00 AM (PT)/9:00 AM (ET).
A live audio webcast of the earnings call will be accessible at ir.tdsynnex.com and a replay of the webcast will be available following the call.

About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We’re an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Fremont, California, and Clearwater, Florida, TD SYNNEX’s 23,000 co-workers are dedicated to uniting compelling IT products, services and solutions from 2,500+ best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, AI, IoT, mobility and everything as a service.
TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit TDSYNNEX.com, follow our newsroom or find us on LinkedIn, Facebook and Instagram.
(1)Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, TD SYNNEX refers to revenues on a constant currency basis which adjusts for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our performance. Financial results adjusted for constant currency are calculated by translating current period activity using the comparable prior year periods’ currency conversion rate. TD SYNNEX uses non-GAAP gross billings, which adjusts revenues to exclude costs related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts. Non-GAAP gross billings are a useful non-GAAP metric in understanding the volume of our business activity and serve as an important performance metric in internally managing our operations. TD SYNNEX uses non-GAAP gross profit and non-GAAP gross margin which exclude purchase accounting adjustments. TD SYNNEX uses adjusted selling, general and administrative expenses which is a non-GAAP financial measure that excludes acquisition, integration and restructuring costs, the amortization of intangible assets and share-based compensation expense. TD SYNNEX uses non-GAAP operating income and non-GAAP operating margin which are non-GAAP financial measures that exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense and purchase accounting adjustments. TD SYNNEX also uses non-GAAP net income and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, purchase accounting adjustments, and the related tax effects thereon. Further, the Company uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes other income (expense), net, acquisition, integration and restructuring costs, share-based compensation expense and purchase accounting adjustments. In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.
Acquisition, integration and restructuring costs, which are expensed as incurred, primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel-related costs, share-based compensation expense and debt extinguishment fees that are incurred in connection with acquisition, integration, restructuring, and divestiture activities. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture.

TD SYNNEX’s acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s Statements of Operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees and non-employee members of the Company’s Board of Directors based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.
Purchase accounting adjustments are primarily related to the impact of recognizing the acquired vendor and customer liabilities related to the merger with Tech Data at fair value. These adjustments benefited our non-GAAP operating income through the third fiscal quarter of fiscal 2023 based on historical settlement patterns with our vendors and in accordance with the timing defined in our policy for releasing vendor and customer liabilities we deem remote to be paid.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings and equity, net of cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.
TD SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, TD SYNNEX believes it is an additional useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’s liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations as it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire Consolidated Statements of Cash Flows.

TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’s operational results and trends that more readily enable investors to analyze TD SYNNEX’s base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’s Consolidated Financial Statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.
Safe Harbor Statement
Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from TD SYNNEX expectations as a result of a variety of factors. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements about our strategy, demand, plans and positioning, capital allocation, as well as guidance related to the second quarter of 2024. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TD SYNNEX is unable to predict or control, that may cause TD SYNNEX actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements.
These risks and uncertainties include, but are not limited to: the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic and political conditions; continued or increased weakness in information technology spending; seasonality; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; the timing and amount of returns to our shareholders via repurchases of our common stock and dividends; changes in foreign currency exchange rates; increased inflation; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2023 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release unless otherwise required by law.
Copyright 2024 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:
Liz Morali	Bobby Eagle
Investor Relations	Global Corporate Communications
510-668-8436	727-538-5864
ir@tdsynnex.com	bobby.eagle@tdsynnex.com

TD SYNNEX Corporation
Consolidated Balance Sheets
(Currency and share amounts in thousands, except par value)
(Amounts may not add or compute due to rounding)
(Unaudited)

	February 29, 2024	November 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,030,946	$1,033,776
Accounts receivable, net	8,902,803	10,297,814
Receivables from vendors, net	914,910	964,334
Inventories	7,091,146	7,146,274
Other current assets	640,901	642,238
Total current assets	18,580,706	20,084,436
Property and equipment, net	459,093	450,024
Goodwill	3,902,232	3,904,170
Intangible assets, net	4,162,437	4,244,314
Other assets, net	695,561	729,870
Total assets	$27,800,029	$29,412,814

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$926,739	$983,585
Accounts payable	12,372,749	13,347,281
Other accrued liabilities	1,955,444	2,407,896
Total current liabilities	15,254,932	16,738,762
Long-term borrowings	3,082,367	3,099,193
Other long-term liabilities	493,031	498,656
Deferred tax liabilities	867,524	893,021
Total liabilities	19,697,854	21,229,632
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 99,012 shares issued as of both February 29, 2024 and November 30, 2023	99	99
Additional paid-in capital	7,438,820	7,435,274
Treasury stock, 12,171 and 10,343 shares as of February 29, 2024 and November 30, 2023, respectively	(1,138,919)	(949,714)
Accumulated other comprehensive loss	(539,072)	(507,248)
Retained earnings	2,341,247	2,204,771
Total stockholders' equity	8,102,175	8,183,182
Total liabilities and equity	$27,800,029	$29,412,814

TD SYNNEX Corporation
Consolidated Statements of Operations
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended
	February 29, 2024	February 28, 2023
Revenue	$13,975,253	$15,125,371
Cost of revenue	(12,969,487)	(14,121,804)
Gross profit	1,005,766	1,003,567
Selling, general and administrative expenses	(671,545)	(654,223)
Acquisition, integration and restructuring costs	(31,649)	(51,182)
Operating income	302,572	298,162
Interest expense and finance charges, net	(75,891)	(80,200)
Other expense, net	(2,884)	(156)
Income before income taxes	223,797	217,806
Provision for income taxes	(51,669)	(50,786)
Net income	$172,128	$167,020
Earnings per common share:
Basic	$1.94	$1.76
Diluted	$1.93	$1.75
Weighted-average common shares outstanding:
Basic	87,891	94,259
Diluted	88,203	94,539

TD SYNNEX Corporation
Regional Financial Highlights - Fiscal 2024 First Quarter
(Currency in millions)
(Amounts may not add or compute due to rounding)

	Q1 FY24	Q1 FY23	Net Change from Q1 FY23
Americas
Revenue	$7,903.1	$8,638.7	(8.5)%
Non-GAAP gross billings(1)	$11,506.3	$12,043.9	(4.5)%
Operating income	$159.7	$179.5	(11.0)%
Non-GAAP operating income(1)	$240.3	$266.4	(9.8)%
Operating margin	2.02%	2.08%	(6) bps
Non-GAAP operating margin(1)	3.04%	3.08%	(4) bps

Europe
Revenue	$5,117.3	$5,520.4	(7.3)%
Non-GAAP gross billings(1)	$6,601.4	$6,980.9	(5.4)%
Operating income	$108.3	$88.2	22.8%
Non-GAAP operating income(1)	$147.8	$143.4	3.1%
Operating margin	2.12%	1.60%	52 bps
Non-GAAP operating margin(1)	2.89%	2.60%	29 bps

Asia-Pacific and Japan
Revenue	$954.9	$966.2	(1.2)%
Non-GAAP gross billings(1)	$1,159.0	$1,177.3	(1.6)%
Operating income	$34.6	$30.5	13.4%
Non-GAAP operating income(1)	$36.4	$33.1	10.0%
Operating margin	3.62%	3.15%	47 bps
Non-GAAP operating margin(1)	3.82%	3.42%	40 bps
(1) A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended
	February 29, 2024	February 28, 2023
Revenue in constant currency
Consolidated
Revenue	$13,975,253	$15,125,371
Impact of changes in foreign currencies	(102,478)	—
Revenue in constant currency	$13,872,775	$15,125,371

Americas
Revenue	$7,903,096	$8,638,704
Impact of changes in foreign currencies	(10,843)	—
Revenue in constant currency	$7,892,253	$8,638,704

Europe
Revenue	$5,117,252	$5,520,437
Impact of changes in foreign currencies	(119,360)	—
Revenue in constant currency	$4,997,892	$5,520,437

Asia-Pacific and Japan
Revenue	$954,905	$966,230
Impact of changes in foreign currencies	27,725	—
Revenue in constant currency	$982,630	$966,230

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended
	February 29, 2024	February 28, 2023
Non-GAAP gross billings
Consolidated
Revenue	$13,975,253	$15,125,371
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5,291,480	5,076,822
Non-GAAP gross billings	$19,266,733	$20,202,193
	—%	—%
Americas
Revenue	$7,903,096	$8,638,704
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	3,603,247	3,405,240
Non-GAAP gross billings	$11,506,343	12,043,944

Europe
Revenue	$5,117,252	$5,520,437
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	1,484,128	1,460,494
Non-GAAP gross billings	$6,601,380	$6,980,931

Asia-Pacific and Japan
Revenue	$954,905	$966,230
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	204,105	211,088
Non-GAAP gross billings	$1,159,010	$1,177,318

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended
	February 29, 2024	February 28, 2023
Non-GAAP gross profit & non-GAAP gross margin
Revenue	$13,975,253	$15,125,371

Gross profit	$1,005,766	$1,003,567
Purchase accounting adjustments	—	7,450
Non-GAAP gross profit	$1,005,766	$1,011,017

Gross margin	7.20%	6.63%
Non-GAAP gross margin	7.20%	6.68%

	Three Months Ended
	February 29, 2024	February 28, 2023
Adjusted selling, general and administrative expenses
Revenue	$13,975,253	$15,125,371
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5,291,480	5,076,822
Non-GAAP gross billings	$19,266,733	$20,202,193

Selling, general and administrative expenses(1)	$703,194	$705,405
Acquisition, integration and restructuring costs	31,649	51,182
Amortization of intangibles	72,877	73,023
Share-based compensation	17,490	13,074
Adjusted selling, general and administrative expenses	$581,178	$568,126

Selling, general and administrative expenses as a percentage of revenue	5.03%	4.66%
Adjusted selling, general and administrative expenses as a percentage of non-GAAP gross billings	3.02%	2.81%
(1) Includes acquisition, integration and restructuring costs, which are presented separately on the Consolidated Statements of Operations.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended
	February 29, 2024	February 28, 2023
Non-GAAP operating income & non-GAAP operating margin - Consolidated
Revenue	$13,975,253	$15,125,371

Operating income	$302,572	$298,162
Acquisition, integration and restructuring costs	31,649	51,182
Amortization of intangibles	72,877	73,023
Share-based compensation	17,490	13,074
Purchase accounting adjustments	—	7,450
Non-GAAP operating income	$424,588	$442,891

Operating margin	2.17%	1.97%
Non-GAAP operating margin	3.04%	2.93%

	Three Months Ended
	February 29, 2024	February 28, 2023
Non-GAAP operating income & non-GAAP operating margin - Americas
Revenue	$7,903,096	$8,638,704

Operating income	$159,682	$179,505
Acquisition, integration and restructuring costs	27,372	35,133
Amortization of intangibles	41,453	42,414
Share-based compensation	11,798	9,362
Non-GAAP operating income	$240,305	$266,414

Operating margin	2.02%	2.08%
Non-GAAP operating margin	3.04%	3.08%

	Three Months Ended
	February 29, 2024	February 28, 2023
Non-GAAP operating income & non-GAAP operating margin - Europe
Revenue	$5,117,252	$5,520,437

Operating income	$108,325	$88,205
Acquisition, integration and restructuring costs	3,952	14,583
Amortization of intangibles	30,802	29,985
Share-based compensation	4,763	3,176
Purchase accounting adjustments	—	7,450
Non-GAAP operating income	$147,842	$143,399

Operating margin	2.12%	1.60%
Non-GAAP operating margin	2.89%	2.60%

	Three Months Ended
	February 29, 2024	February 28, 2023
Non-GAAP operating income & non-GAAP operating margin - Asia-Pacific and Japan
Revenue	$954,905	$966,230

Operating income	$34,565	$30,452
Acquisition, integration and restructuring costs	325	1,466
Amortization of intangibles	622	624
Share-based compensation	929	536
Non-GAAP operating income	$36,441	$33,078

Operating margin	3.62%	3.15%
Non-GAAP operating margin	3.82%	3.42%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)

	Three Months Ended
	February 29, 2024	February 28, 2023
Adjusted EBITDA
Net income	$172,128	$167,020
Interest expense and finance charges, net	75,891	80,200
Provision for income taxes	51,669	50,786
Depreciation(1)	27,742	31,654
Amortization of intangibles	72,877	73,023
EBITDA	$400,307	$402,683
Other expense, net	2,884	156
Acquisition, integration and restructuring costs	31,254	45,029
Share-based compensation	17,490	13,074
Purchase accounting adjustments	—	7,450
Adjusted EBITDA	$451,935	$468,392
(1) Includes depreciation recorded in acquisition, integration, and restructuring costs.

	Three Months Ended
	February 29, 2024	February 28, 2023
Non-GAAP net income & non-GAAP diluted EPS(1)
Net income	$172,128	$167,020
Acquisition, integration and restructuring costs	31,649	53,424
Amortization of intangibles	72,877	73,023
Share-based compensation	17,490	13,074
Purchase accounting adjustments	—	7,450
Income taxes related to the above	(27,921)	(34,756)
Non-GAAP net income	$266,223	$279,235

Diluted EPS(1)	$1.93	$1.75
Acquisition, integration and restructuring costs	0.36	0.56
Amortization of intangibles	0.81	0.76
Share-based compensation	0.20	0.14
Purchase accounting adjustments	—	0.08
Income taxes related to the above	(0.31)	(0.36)
Non-GAAP Diluted EPS(1)	$2.99	$2.93
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, net income allocated to participating securities was approximately 0.9% and 0.8% of net income for the three months ended February 29, 2024 and February 28, 2023, respectively.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Amounts may not add or compute due to rounding)

	Three Months Ended
(Currency in thousands)	February 29, 2024	February 28, 2023
Free cash flow
Net cash provided by (used in) operating activities	$384,709	$(102,795)
Purchases of property and equipment	(41,088)	(37,278)
Free cash flow	$343,621	$(140,073)

	Forecast
	Three Months Ending May 31, 2024
(Currency in millions, except per share amounts)	Low	High
Net income	$139	$183
Acquisition, integration and restructuring costs	18	18
Amortization of intangibles	75	75
Share-based compensation	11	11
Income taxes related to the above	(24)	(24)
Non-GAAP net income	$219	$263

Diluted EPS(1)	$1.59	$2.09
Acquisition, integration and restructuring costs	0.20	0.20
Amortization of intangibles	0.86	0.86
Share-based compensation	0.12	0.12
Income taxes related to the above	(0.27)	(0.27)
Non-GAAP Diluted EPS(1)	$2.50	$3.00
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. Net income allocable to participating securities is estimated to be approximately 0.9% of the forecast net income for the three months ending May 31, 2024.

	Forecast
	Three Months Ending
(Currency in billions)	May 31, 2024
Non-GAAP gross billings	Low	High
Revenue	$13.3	$14.9
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	5.1	4.7
Non-GAAP gross billings	$18.4	$19.6

TD SYNNEX Corporation
Calculation of Financial Metrics
Return on Invested Capital (“ROIC”)
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	February 29, 2024	February 28, 2023
ROIC
Operating income (trailing fiscal four quarters)	$1,082,442	$1,126,595
Income taxes on operating income(1)	(222,351)	(237,869)
Operating income after taxes	$860,091	$888,726

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,405,681	$11,857,925

ROIC	7.5%	7.5%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,624,021	$1,735,073
Income taxes on non-GAAP operating income(1)	(364,991)	(401,326)
Non-GAAP operating income after taxes	$1,259,030	$1,333,747

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,405,681	$11,857,925
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	1,172,514	742,036
Total non-GAAP invested capital (last five quarters average)	$12,578,195	$12,599,961

Adjusted ROIC	10.0%	10.6%
(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

TD SYNNEX Corporation
Calculation of Financial Metrics
Cash Conversion Cycle
(Currency in thousands)
(Amounts may not add or compute due to rounding)

		Three Months Ended
		February 29, 2024	February 28, 2023
Days sales outstanding
Revenue	(a)	$13,975,253	$15,125,371
Accounts receivable, net	(b)	8,902,803	9,357,059
Days sales outstanding	(c) = ((b)/(a))*the number of days during the period	58	56

Days inventory outstanding
Cost of revenue	(d)	$12,969,487	$14,121,804
Inventories	(e)	7,091,146	8,372,834
Days inventory outstanding	(f) = ((e)/(d))*the number of days during the period	50	53

Days payable outstanding
Cost of revenue	(g)	$12,969,487	$14,121,804
Accounts payable	(h)	12,372,749	12,997,681
Days payable outstanding	(i) = ((h)/(g))*the number of days during the period	87	83

Cash conversion cycle	(j) = (c)+(f)-(i)	21	26